EXHIBIT H

LIST OF PARTIES TO THE STOCKHOLDERS' AGREEMENT

                  Leonard A. Lauder, (a) individually and (b) as Trustee of The Estee Lauder 2002 Trust

                  Ronald S. Lauder, (a) individually, (b) as Trustee of The Descendents of Ronald S. Lauder 1966 Trust and (c) as Trustee of The Estee Lauder 2002 Trust

                  William P. Lauder, (a) individually, (b) as Trustee of the 1992 GRAT Remainder Trust f/b/o William Lauder and (c) as Trustee of the 1992 GRAT Remainder Trust f/b/o Gary Lauder

                  Gary M. Lauder, (a) individually, (b) as Trustee of the 1992 GRAT Remainder Trust f/b/o William Lauder, (c) as Trustee of the 1992 GRAT Remainder Trust f/b/o Gary Lauder, (d) as custodian under the New York Uniform Transfers to Minors Act for the benefit of Danielle Lauder, (e) as custodian under the New York Uniform Transfers to Minors Act for the benefit of Rachel Lauder and (f) as Trustee of the The Gary M. Lauder Revocable Trust u/a/d as of August 10, 2000, Gary M. Lauder, Settlor

                  LAL Family Partners L.P.

                  Joel S. Ehrenkranz, (a) as Trustee of the 1992 GRAT Remainder Trust f/b/o William Lauder and (b) as Trustee of the 1992 GRAT Remainder Trust f/b/o Gary Lauder

                  Richard D. Parsons, (a) as Trustee of the Trust f/b/o Aerin Lauder and Jane Lauder u/a/d December 15, 1976, created by Estee Lauder and Joseph H. Lauder, as Grantors, (b) as Trustee of the Trust f/b/o Aerin Lauder and Jane Lauder u/a/d December 15, 1976, created by Ronald S. Lauder, as Grantor, (c) as Trustee of the Aerin Lauder Zinterhofer 2000 Revocable Trust u/a/d April 24, 2000, Aerin Lauder Zinterhofer, as Grantor, (d) as Trustee of the Aerin Lauder Zinterhofer 2004 GRAT u/a/d November 6, 2003, Jane A. Lauder as Grantor and (e) as Trustee of the Aerin Lauder Zinterhofer 2004 GRAT

                  Ira T. Wender, as Trustee of The Estee Lauder 2002 Trust

                  The Estee Lauder Companies Inc.

                  The Ronald S. Lauder Foundation

                  The Rockefeller Trust Company (Delaware), as Trustee of the Aerin Lauder Zinterhofer 2004 GRAT